Exhibit 10(i)


                    AMENDMENT

     This is an Amendment, dated as of April 28, 1995, to an Employment Agreement dated January 30, 1987 between KYSOR
INDUSTRIAL CORPORATION ("Kysor") and GEORGE R.
KEMPTON ("Mr. Kempton").

                    PREAMBLE

     Following the execution of the Agreement, Kysor's Board of Directors ("Board") approved at its April 1991 meeting the Kysor Industrial Corporation Management Compensation Program a.k.a. the Corporate Management Variable Compensation Program ("Program") which replaced the prior compensation plan for management and changed, among other things, levels of variable compensation which could be earned if certain performance measurements were met. In Mr. Kempton's case as Chairman of the Board and Chief Executive Officer the Program provides for total variable compensation of 100% of Mr. Kempton's base salary when 100% variable compensation is awarded.
The prior plan provided for 50%.

     At the April 1995 meeting, the Board acknowledged that the Agreement's provision for severance pay failed to be updated to reflect the change from 50% to 100% to properly reflect the Program.
Accordingly the Board approved the following Amendment to the Agreement.

     1. Severance Pay. Paragraph 7(b)(i) of the Agreement is amended hereby to provide:

               (a)  monthly severance payments which shall
          continue for the term of the Compensation Period. The amount of each monthly payment shall be equal to Mr. Kempton's monthly salary for the last full month immediately preceding his termination, plus one-twelfth (1/12) of One Hundred percent (100%) of the total salary paid to Mr. Kempton during the one year period immediately preceding his termination.

     2. The Agreement in all other respects is not amended but remains unchanged and the parties hereto, continue to be legally bound by the Agreement as amended hereby.

KYSOR INDUSTRIAL CORPORATION


          By:     /s/ Terry M. Murphy
	          Terry M. Murphy
          Its:    Vice President-Chief Financial Officer



                               /s/ George R. Kempton
                               George R. Kempton